Exhibit 99.3

INSTRUCTIONS TO REGISTERED HOLDER AND/OR
DTC PARTICIPANT FROM BENEFICIAL OWNER

of

CENTURY ALUMINUM COMPANY
7.5% Senior Notes due August 15, 2014

To Registered Holder and/or DTC Participant:

     The undersigned hereby acknowledges receipt of the Prospectus, dated February 11, 2005 (the “Prospectus”) of Century Aluminum Company, a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange up to $250,000,000 aggregate principal amount 7.5% Senior Notes due August 15, 2014 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of its outstanding 7.5% Senior Notes due August 15, 2014 (the “Outstanding Notes”). Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

                    $                      of the 7.5% Senior Notes due August 15, 2014.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ TO TENDER the following aggregate principal amount of Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$ of the 7.5% Senior Notes due August 15, 2014;

☐ NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

          (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

               (i) the undersigned’s principal residence is in the state of

                  [fill in state]                    ,

               (ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Outstanding Notes tendered, and the Company will acquire good title to the Outstanding Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Outstanding Notes are accepted by the Company,

     (iii) the Exchange Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Outstanding Notes;

     (iv) neither the undersigned nor any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Outstanding Notes, is participating, intends to participate, or has an arrangement or understanding with any person to participate, in the distribution of the Exchange Notes; and

     (v) neither the undersigned nor any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Outstanding Notes, is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company.

     If the undersigned is a broker-dealer that acquired the Outstanding Notes directly from the Company in the initial offering and not as a result of market-making activities or if any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the Exchange Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Outstanding Notes, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a Prospectus in connection with any resale of Exchange Notes. By acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

     (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

     (c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGNATURE PAGE TO FOLLOW

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

3